UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2008

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On July 24, 2008, the Board of Directors of the general partner of MarkWest Energy Partners, L.P. (the “Partnership”) declared the Partnership’s quarterly cash distribution of $0.63 per common unit for the second quarter of 2008, for an implied annual rate of $2.52 per common unit.  This is an increase of $0.03 per common unit, compared to the first quarter 2008 distribution and $0.10 per common unit, or 19 percent, compared to the second quarter 2007 distribution.  The second quarter distribution is payable August 15, 2008, to unitholders of record on August 4, 2008.  The ex-dividend date is July 31, 2008.  On July 24, 2008, the Partnership issued a press release relating to the second quarter distribution.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2007, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 24, 2008, announcing second quarter 2008 cash distribution

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: July 24, 2008	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer